UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2012

INTERVIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3702 South Virginia Street, Suite G12 – 401, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 470-4608

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors; Compensatory Arrangements of Certain Officers

On March 21, 2012, Intervia Inc. (the “Company”, “we”, “us”, “our”) accepted the resignation of Patrick Laferriere as Treasurer of the Company. Mr. Laferrier will remain as President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company. Mr. Laferrier’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

Concurrently with Mr. Laferriere’s resignation, we appointed Jay W.A. Mancini as Treasurer of the Company.

Jay W. A. Mancini, 32

Mr. Mancini acts as Controller and General Manager of Mid City Motorsports, a privately held company and was Controller of Talos Steel Ltd., a wholly owned subsidiary of Anmar Mechanical & Electrical Contractors Ltd., from May 2006 to December 2009. Mr. Mancini earned a Bachelor of Commerce Degree, Honours, from Laurentian University in Ontario, Canada in 2003 and is a student member of the Ontario Institute of Chartered Accountants.

There have been no transactions between the Company and Jay W. A. Mancini since the Company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012

INTERVIA INC.

/s/ Patrick Laferriere
Patrick Laferriere

President, Chief Executive Officer,
Chief Financial Officer, Secretary and Director